UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amended

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  February 24, 2006

GLOBETRAC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
# 600 - 1100 Melville Street Vancouver, British Columbia, Canada		V6E 4A6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-648-4287

INFORMATION TO BE INCLUDED IN REPORT

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Previous independent accountants

(i)	On February 21, 2006, Hall & Company Certified Public Accountants, Inc. resigned as the independent accountants of GlobeTrac Inc.

(ii)
The reports of Hall & Company Certified Public Accountants, Inc. on the financial statements for the two fiscal years ended December 31, 2004 and 2003, contained no adverse opinion or disclaimer of opinion but were modified due to an uncertainty about GlobeTrac Inc.’s ability to continue as a going concern.

(iii)
GlobeTrac Inc.’s Board of Directors participated in and approved the change in independent registered public accounting firms as of February 21, 2006. As of that date, Hall & Company Certified Public Accountants, Inc. was dismissed and the new independent registered public accounting firm was engaged.

(iv)
In connection with its audits for the fiscal years December 31, 2004 and 2003, and through February 21, 2006, Hall & Company, CPAs, Inc. has never had nor anticipates having, nor during the two most recent years or any subsequent interim period preceding the date of the change, any disagreements with GlobeTrac. Inc. on matters of accounting, financial disclosure, accounting principles or practices, or auditing scope or procedure; nor has any principal accountant, currently or in past recent years, resigned or declined to stand for re-election.

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(b)	New independent accountants

GlobeTrac Inc. engaged Mendoza Berger & Company, L.L.P. as its new independent accountants as of February 21, 2006. During the two years ended December 31, 2004 and 2003 and through February 21, 2006, GlobeTrac Inc. has not consulted with Mendoza Berger & Company, L.L.P. prior to engagement on any specific accounting matter either completed or proposed.

GlobeTrac Inc. has elected to remain with their current audit engagement partner, who has changed independent registered public accounting firms. Management is pleased with the audit engagement partner’s past services and thinks the audit engagement partner’s familiarity with GlobeTrac Inc.’s activities from inception merits the transition to the new firm.

Item 9. Financial Statements and Exhibits.

Exhibit	Description
16
Letter to Securities and Exchange Commission dated February 24, 2006 from Hall & Company Certified Public Accountants, Inc. regarding change in certifying accountant, filed as an attached exhibit to GlobeTrac’s Form 8-K (Current Report) filed February 24, 2006, and incorporated herein by reference.
Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GlobeTrac Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GLOBETRAC INC.

Dated: March 1, 2006                           By:/s/ John daCosta
John daCosta - CEO

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